As filed with the Securities and Exchange Commission on November 10, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST DEFIANCE FINANCIAL CORP.

(Exact name of Registrant as specified in its charter)

Ohio	34-1803915
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

601 Clinton Street

Defiance, Ohio 43512

(419) 782-5015

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

William J. Small

Chairman, President and Chief Executive Officer

First Defiance Financial Corp.

601 Clinton Street

Defiance, Ohio 43512

(419) 782-5015

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With a Copy to: Kimberly J. Schaefer, Esq. Vorys, Sater, Seymour and Pease LLP 221 E. Fourth Street Suite 2000, Atrium Two Cincinnati, Ohio 45202 (513) 723-4000

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Shares, $0.01 par value per share
Preferred Shares, $0.01 par value per share
Total			$80,000,000(1)	$4,464

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of all securities offered from time to time pursuant to the prospectus included as a part of this registration statement exceed $80,000,000. There are being registered hereunder a presently indeterminate number of Common Shares and a presently indeterminate number of Preferred Shares. The proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction II.D. of Form S-3.
(2)	Calculated in accordance with Rule 457(o).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. The securities described in this prospectus cannot be sold until the registration statement that we have filed to cover the securities has become effective under the rules of the Securities and Exchange Commission. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, the securities in any jurisdiction where an offer or sale thereof is not permitted.

Subject to Completion, dated                     , 2009

PROSPECTUS

$80,000,000

Common Shares

Preferred Shares

We may offer from time to time, in one or more offerings, our common shares, $0.01 par value per share (the “Common Shares”), and our preferred shares, $0.01 par value per share (the “Preferred Shares”).

This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer the securities. Each time we offer securities, we will provide a prospectus supplement that will describe the specific terms of the securities offered and the specific manner in which we will offer the securities.

The securities may be offered for sale directly to purchasers or through one or more underwriters, agents or dealers to be designated from time to time. If any underwriters, agents or dealers are involved in the sale of any securities, the applicable prospectus supplement will set forth the names of any underwriters, agents or dealers and any applicable commissions or discounts.

The Common Shares are listed on the NASDAQ Global Select Market under the symbol “FDEF.” On November 9, 2009, the closing price for the Common Shares was $14.34.

Investing in our securities involves risks. We urge you to carefully review the information contained in this prospectus under the caption “RISK FACTORS” on page 1 and other information included or incorporated by reference in this prospectus and any prospectus supplement for a discussion of factors you should carefully consider before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM OR ANY OTHER GOVERNMENTAL OR REGULATORY AGENCY OR INSTRUMENTALITY.

Our principal executive offices are located at 601 Clinton Street, Defiance, Ohio 43512-3272, and our telephone number is (419) 782-5015.

The date of this prospectus is                     , 2009.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under the section captioned “RISK FACTORS” in the applicable prospectus supplement, under the heading “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K, and in our updates to those risk factors under the heading “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). When we use the term “securities” in this prospectus, we mean any of the securities that may be offered under this prospectus, unless we say otherwise. Under this shelf registration process, we may, from time to time, offer and sell up to $80,000,000 of the securities described in this prospectus in one or more offerings.

Before using this prospectus to offer securities, we will provide a prospectus supplement that will contain more specific information about the terms of a particular offering. The prospectus supplement may also add to, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the information described under the heading “WHERE YOU CAN FIND MORE INFORMATION,” before deciding whether to invest in any of the securities offered.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement or free writing prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or any free writing prospectus is accurate as of any date other than the date on the cover of the applicable document. Any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

Unless the context otherwise requires, references to “First Defiance,” the “Company,” “we,” “our” and “us” and similar terms mean First Defiance Financial Corp. and its subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to our financial condition, results of operations, cash flows, plans, objectives, strategies, targets, prospects and business. Forward-looking statements reflect our expectations, estimates or projections concerning future results or events. These statements are generally identified by the use of forward-looking words or phrases such as “believe,” “strategy,” “expect,” “anticipate,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed in or implied by the forward-looking statements. We cannot assure you that any of our expectations, estimates or projections will be achieved and you should not place undue reliance on forward-looking statements.

The risk factors set forth or incorporated by reference above under the section captioned “RISK FACTORS” could affect future results, causing our results to differ materially from those expressed in our forward-looking statements.

The forward-looking statements included or incorporated by reference in this prospectus are only made as of the date of this prospectus or the respective document incorporated by reference herein, as applicable, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. See the section captioned “WHERE YOU CAN FIND MORE INFORMATION.”

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:

•	Local, regional, national and international economic conditions and the impact they may have on us and our customers and the our assessment of that impact.

•	Volatility and disruption in national and international financial markets.

•	Government intervention in the U.S. financial system.

•	Changes in the level of non-performing assets and charge-offs.

•	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.

•	Acquisitions and integration of acquired businesses.

•	Changes in consumer spending, borrowings and savings habits.

•	Changes in the financial performance our borrowers.

•	The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board of Governors.

•	Inflation, interest rate, securities market and monetary fluctuations.

•	The timely development and acceptance of new products and services and perceived overall value of these products and services by users.

•	Technological changes.

•	The ability to increase market share and control expenses.

•	Changes in the competitive environment among financial holding companies and other financial service providers.

•	The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we must comply.

•

The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

•

The costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews.

•	Greater than expected costs or difficulties related to the integration of new products and lines of business.

•	Political instability.

•	Acts of God or of war or terrorism.

•	Our success at managing the risks involved in the foregoing items.

The list of factors above is illustrative but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this prospectus and attributable to us or any person acting on our behalf are qualified by these cautionary statements.

FIRST DEFIANCE FINANCIAL CORP.

First Defiance is a unitary thrift holding company that conducts business through its two wholly owned subsidiaries, First Federal Bank of the Midwest (“First Federal”) and First Insurance & Investments (“First Insurance”). First Federal’s traditional banking activities include originating and servicing residential, commercial and consumer loans and providing a broad range of depository, trust and wealth management services. First Federal is primarily engaged in attracting deposits from the general public through its offices and using those and other available sources of funds to originate loans primarily in the counties in which its offices are located. First Insurance & Investments is an insurance agency that does business in the Defiance and Bowling Green, Ohio areas offering property, casualty, group health, and life insurance products.

First Defiance was incorporated under the laws of the State of Ohio in 1995. Our principal executive offices are located at 601 Clinton Street, Defiance Ohio 43512, and our telephone number is (419) 782-5015. Our website can be accessed at http://www.fdef.com. Information contained in our website does not constitute part of, and is not incorporated into, this prospectus.

At September 30, 2009, we had consolidated assets of $2.02 billion, consolidated deposits of $1.54 billion, and consolidated shareholder’s equity of $234.5 million.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

The following table sets forth our consolidated ratios of earnings to fixed charges and preferred share dividends for the periods shown. For the purpose of computing the ratios, earnings represent the sum of income before income taxes plus fixed charges and preferred share dividend requirements. Fixed charges represent total interest expense, including and excluding interest on deposits, and one-third of rental expense (which First Defiance believes is representative of the interest factor). Preferred share dividend requirements represent the amount of pre-tax income required to pay the dividends on preferred shares. First Defiance had no preferred shares outstanding before the Series A Preferred Shares issued in December 2008.

	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges and preferred dividends:
Excluding Interest on Deposits	1.35x	1.30x	1.26x	1.41x	1.52x	1.61x	1.76x
Including Interest on Deposits	2.27x	2.26x	2.06x	3.06x	3.12x	3.13x	3.07x

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds we receive from the sale of the securities to further bolster our capital ratios, support our organic growth and better position us for business opportunities in our market areas, including possible FDIC-assisted transactions. We may also use the proceeds for general corporate purposes and to contribute some portion of the proceeds in the form of capital to First Federal, which will use such amount for general corporate purposes, including the origination of loans and the purchase of investment securities. We may also seek the approval of regulators to use the net proceeds we receive from the sale of the securities and other available cash to repurchase all or a portion of the 37,000 Fixed Rate Cumulative Perpetual Preferred Shares, Series A (the “Series A Preferred Shares”), and the warrant to purchase 550,595 of our Common Shares, that we issued to the United States Department of the Treasury (“U.S. Treasury”) pursuant to the Letter Agreement, dated December 5, 2008, and the related Securities Purchase Agreement – Standard Terms, between us and U.S. Treasury.

CAPITAL STOCK OF FIRST DEFIANCE

The following summary describes the material features of our capital stock. This summary does not describe every aspect of our capital stock and is subject to, and qualified in its entirety by reference to, all the provisions of our Articles of Incorporation, as amended (the “Articles”), Code of Regulations and Bylaws, each of which is attached as an exhibit to the registration statement of which this prospectus is a part, and the applicable provisions of Ohio law.

Authorized Capital Stock

We are authorized under the Articles to issue up to 25,000,000 Common Shares and up to 5,000,000 Preferred Shares. As of October 30, 2009, we had 8,117,520 Common Shares outstanding and 37,000 Series A Preferred Shares outstanding.

Common Shares

Liquidation Rights

Each Common Share entitles the holder thereof to share ratably in First Defiance’s net assets legally available for distribution to shareholders in the event of First Defiance’s liquidation, dissolution or winding up, after payment in full of all amounts required to be paid to creditors or provision for such payment, subject to the rights of the holders of our Series A Preferred Shares. With respect to the amounts to be paid upon liquidation, the Series A Preferred Shares rank senior to the Common Shares.

Preemptive, Subscription, Conversion and Redemption Rights

The holders of Common Shares do not have preemptive, subscription or conversion rights, and there are no mandatory redemption provisions applicable to the Common Shares.

Dividends

As an Ohio corporation, First Defiance may, in the discretion of our Board of Directors, generally pay dividends to our shareholders out of surplus, however created, but must notify the shareholders if a dividend is paid out of capital surplus. Our ability to obtain funds for the payment of dividends and for other cash requirements largely depends on the amount of dividends which may be declared and paid by our subsidiaries. Thus, as a practical matter, any restrictions on the ability of our subsidiaries to pay dividends will act as restrictions on the amount of funds available for payment of dividends by First Defiance.

Dividend payments from our subsidiaries are subject to legal and regulatory limitations, generally based on net income and retained earnings. The ability of our subsidiaries to pay dividends to us is also subject to their profitability, financial condition, capital expenditures and other cash flow requirements and contractual obligations. Payments of dividends by one of our subsidiaries may be restricted at any time at the discretion of the applicable regulatory authorities, if they deem such dividends to constitute an unsafe and/or an unsound banking practice.

First Defiance is also subject to Office of Thrift Supervision policies that may, in certain circumstances, limit our ability to pay dividends. These policies require, among other things, that we maintain adequate capital above regulatory minimums. The Office of Thrift Supervision may also determine, under certain circumstances relating to our financial condition, that the payment of dividends would be an unsafe or unsound practice and prohibit the payment thereof. In addition, the Office of Thrift Supervision expects us to serve as a source of strength to our subsidiaries, which may require us to retain capital for further investments in our subsidiaries, rather than use those funds for dividends for our shareholders.

The dividend rights of holders of our Common Shares are also qualified by and subject to the dividend rights of holders of Series A Preferred Shares. With respect to the payment of dividends, the Series A Preferred Shares rank senior to the Common Shares. So long as any Series A Preferred Shares remain outstanding, unless all accrued and unpaid dividends on the Series A Preferred Shares have been paid or are contemporaneously declared and paid in full, no dividend whatsoever will be declared or paid on the Common Shares.

In addition, the Securities Purchase Agreement – Standard Terms with the U.S. Treasury contains limitations on the payment of dividends on the Common Shares from and after December 5, 2008 (including with respect to the payment of cash dividends in excess of $0.26 per share, which is the amount of the last quarterly cash dividend declared by First Defiance prior to October 14, 2008). Prior to the earlier of (1) December 5, 2011 and (2) the date on which the Series A Preferred Shares have been redeemed in whole or the U.S. Treasury has transferred the Series A Preferred Shares to unaffiliated third parties, we may not declare or pay any dividend or make any distribution on our Common Shares other than:

•	regular quarterly cash dividends not exceeding $0.26 per share; and

•	dividends payable solely in our Common Shares, without the consent of the U.S. Treasury.

Number of Directors

Our Articles provide for our Board of Directors to consist of not less than five and not more than 15 directors. The number of First Defiance directors was last fixed at 11 directors, and our Board of Directors currently consists of 11 directors.

Nomination of Directors

Under the Articles, either our Board of Directors or any shareholder entitled to vote in the election of directors may nominate a candidate for election to our Board of Directors. Shareholder nominations must be made in writing and must be delivered or mailed to our Secretary not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of our shareholders. A shareholder’s notice nominating a director must set forth:

•	the name, age and address of each proposed nominee;

•	the principal occupation of each proposed nominee; and

•	the total number of shares of our stock that are owned by each proposed nominee.

Cumulative Voting Rights

Under Ohio law, shareholders have the right to make a request, in accordance with applicable procedures, to cumulate their votes in the election of directors unless a corporation’s articles of incorporation are amended, in accordance with applicable procedures, to eliminate that right. The Articles have been amended to eliminate cumulative voting in the election of directors.

Preferred Shares

Our authorized but unissued Preferred Shares are typically referred to as “blank check” preferred shares. This term refers to preferred shares for which the rights and restrictions are determined by the board of directors of a corporation at the time the preferred shares are issued. Under the Articles, our Board of Directors has the authority, without any further shareholder vote or action, to issue the remaining Preferred Shares in one or more series, from time to time, with such rights, preferences and relative, participating, optional or other special rights and privileges of, and qualifications, limitations or restrictions upon, the Preferred Shares, as may be provided in the amendment or amendments to the Articles adopted by our Board of Directors. Under Ohio law, absent a determination by our Board of Directors to establish different voting rights, holders of Preferred Shares would be entitled to one vote per share on matters to be voted upon by the holders of Common Shares and Preferred Shares voting together as a single class. Ohio law would also entitle the holders of Preferred Shares to exercise a class vote on certain matters.

The authority of our Board of Directors includes, but is not limited to, the determination or fixing of the following with respect to Preferred Shares of any series:

•	the division of the Preferred Shares into series and the designation and authorized number of Preferred Shares (up to the number of Preferred Shares authorized) in each series;

•	the voting rights (full, conditional or limited) of the Preferred Shares of each series;

•	the dividend rates or the amount of dividends to be paid on the Preferred Shares of each series and whether the dividends are to be cumulative;

•	whether Preferred Shares are to be redeemable, and, if so, the price or prices at which, and the terms and conditions upon which the Preferred Shares may be redeemed;

•	the liquidation rights to which the holders of Preferred Shares will be entitled;

•	whether the Preferred Shares will be subject to the operation of a sinking fund, and, if so, upon what conditions;

•

whether the Preferred Shares will be convertible into or exchangeable for shares of any other class or of any other series of any class of capital stock and the terms and conditions of the conversion or exchange;

•	the price or other consideration for which the Preferred Shares are to be issued;

•	whether the issuance of any additional shares, or of any shares of any other series, will be subject to restrictions; and

•	any other designations, preferences, limitations or rights permitted by the Articles and Ohio law.

Our Board of Directors will fix the rights, preferences and limitations of each series of Preferred Shares that we sell under this prospectus and any applicable prospectus supplement in a certificate of amendment to the Articles. We will file as an exhibit to the registration statement of which this prospectus is a part, or incorporate by reference therein from another report that we file with the SEC, the form of any certificate of amendment to the Articles that describes the terms of the series of Preferred Shares that we are offering before the issuance of the related series of Preferred Shares. We will also describe in the applicable prospectus supplement the terms of the series of Preferred Shares being offered.

Our Board of Directors may authorize the issuance of Preferred Shares with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Shares. The issuance of Preferred Shares could have the effect of decreasing the market price of our Common Shares. The issuance of Preferred Shares also could have the effect of delaying, deterring or preventing a change in control of the Company without further action by our shareholders. When we issue Preferred Shares under this prospectus and a prospectus supplement, such Preferred Shares will be fully paid and nonassessable.

Anti-Takeover Effects of Articles of Incorporation, Bylaws, Code of Regulations and Ohio Law

Certain provisions in our Articles, Bylaws and Code of Regulations and the Ohio Revised Code could discourage potential takeover attempts and make attempts by shareholders to change management more difficult. These provisions could adversely affect the market price of our shares.

Classification of the Board of Directors

Our Articles provide for our Board of Directors to be divided into three classes, with the term of office of one class expiring each year. This classification system increases the difficulty of replacing a majority of the directors at any one time and may tend to discourage a third-party from making a tender offer or otherwise attempting to gain control of us. It also may maintain the incumbency of our Board of Directors. Under the Ohio General Corporation Law, shareholders may not remove any directors on a classified board of directors without cause.

Special Voting Requirements

Our Articles contain special voting requirements that may be deemed to have anti-takeover effects. These voting requirements are described in Article XV and apply when any of the following actions are contemplated:

•	any merger, share exchange or consolidation of First Defiance with or into a beneficial owner of 10% or more of the Common Shares or any affiliate of such a beneficial owner (a “Related Person”);

•	any sale, lease, exchange, transfer or other disposition of at least 25% of the assets of First Defiance to a Related Person;

•	any merger or consolidation into First Defiance or one of our subsidiaries of a Related Person;

•	any sale, lease, exchange, transfer or other disposition of at least 25% of the total assets of a Related Person to First Defiance;

•	the issuance of any securities of First Defiance or one of our subsidiaries to a Related Person;

•	the acquisition by First Defiance or one of our subsidiaries of any securities of a Related Person;

•	any reclassification of the Common Shares or any recapitalization involving the Common Shares; or

•	any agreement, contract or other arrangement providing for any of these transactions.

The affirmative vote required when Article XV applies to a proposed action is (1) at least 80% of the outstanding shares entitled to vote with respect to the action and, if any class or series of shares is entitled to vote thereon separately, at least 2/3 of the outstanding shares of such class or series and (2) at least a majority of the outstanding shares entitled to vote with respect to the action that are not beneficially owned by a Related Person; provided, however, that such supermajority shareholder approval is not required if the action is approved by at least 2/3 of the members of our Board of Directors who are not affiliated with a Related Person and who were members of the Board of Directors before the Related Person became a Related Person.

Limited Shareholder Action by Written Consent

The Ohio General Corporation Law requires that an action by written consent of the shareholders in lieu of a meeting be unanimous, except that the code of regulations may be amended by an action by written consent of holders of shares entitling them to exercise two-thirds of the voting power of the corporation or, if the articles of incorporation or code of regulations otherwise provide, such greater or lesser amount, but not less than a majority. This provision may have the effect of delaying, deferring or preventing a tender offer or takeover attempt that a shareholder might consider to be in its best interest.

Control Share Acquisition Act

The Ohio General Corporation Law provides that certain notice and informational filings, and special shareholder meeting and voting procedures, must occur prior to any person’s acquisition of an issuer’s shares that would entitle the acquirer to exercise or direct the voting power of the issuer in the election of directors within any of the following ranges:

•	one-fifth or more but less than one-third of such voting power;

•	one-third or more but less than a majority of such voting power; or

•	a majority or more of such voting power.

The Control Share Acquisition Act does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have not opted out of the application of the Control Share Acquisition Act.

Merger Moratorium Statute

Chapter 1704 of the Ohio Revised Code generally addresses a wide range of business combinations and other transactions (including mergers, consolidations, asset sales, loans, disproportionate distributions of property and disproportionate issuances or transfers of shares or rights to acquire shares) between an Ohio corporation and an “Interested Shareholder” who, alone or with others, may exercise or direct the exercise of at least 10% of the voting power of the corporation in the election of directors. The Merger Moratorium Statute prohibits such transactions between the corporation and the Interested Shareholder for a period of three years after a person becomes an Interested Shareholder, unless, prior to such date, the directors approved either the business combination or other transaction or approved the acquisition that caused the person to become an Interested Shareholder.

Following the three-year moratorium period, the corporation may engage in the covered transaction with the Interested Shareholder only if:

•

the transaction receives the approval of the holders of shares entitling them to exercise at least two-thirds of the voting power of the corporation in the election of directors or the approval of the holders of a majority of the voting shares held by persons other than an Interested Shareholder; or

•

the remaining shareholders receive an amount for their shares equal to the higher of the highest amount paid in the past by the Interested Shareholder for the corporation’s shares or the amount that would be due to the shareholders if the corporation were to dissolve.

The Merger Moratorium Statute does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have not opted out of the application of the Merger Moratorium Statute.

Anti-Greenmail Statute

Pursuant to the Ohio Anti-Greenmail Statute, a public corporation formed in Ohio may recover profits that a shareholder makes from the sale of the corporation’s securities within 18 months after making a proposal to acquire control or publicly disclosing the possibility of a proposal to acquire control. The corporation may not, however, recover from a person who proves either: (1) that his sole purpose in making the proposal was to succeed in acquiring control of the corporation and there were reasonable grounds to believe that he would acquire control of the corporation; or (2) that his purpose was not to increase any profit or decrease any loss in the stock. Also, before the corporation may obtain any recovery, the aggregate amount of the profit realized by such person must exceed $250,000. Any shareholder may bring an action on behalf of the corporation if a corporation refuses to bring an action to recover these profits. The party bringing such an action may recover his attorneys’ fees if the court having jurisdiction over such action orders recovery of any profits.

The Anti-Greenmail Statute does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have not opted out of the application of the Anti-Greenmail Statute.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus in any one or more of the following ways from time to time:

•	to or through underwriters;

•	through dealers or agents;

•	directly to investors in negotiated sales or in competitively bid transactions; or

•	through any other methods described in a prospectus supplement.

Any prospectus supplement with respect to the securities that we will offer will describe the specific plan of distribution and the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts, selling commissions, agency fees or other items constituting underwriters’, dealers’ or agents’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers or agents.

Underwriters

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the securities that we will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of the offered securities for whom they act as agent. Underwriters may sell the offered securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

One or more remarketing firms may also offer or sell the securities, if the applicable prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

Dealers

If we use dealers in a sale, unless we inform you otherwise in a prospectus supplement, we will sell the securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices that they determine at the time of resale.

Agents

If we use agents in a sale, unless we inform you otherwise in a prospectus supplement, the agents will act on a best efforts basis to solicit purchases for the period of their appointment.

Direct Sales

We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of the securities.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers by institutions to purchase securities from us at the public offering price stated in the prospectus supplement under delayed delivery contracts that provide for payment and delivery on a specified date in the future. If we use delayed delivery contracts, the prospectus supplement will disclose such use and describe the conditions to which the delayed delivery contracts will be subject and the commissions payable for the solicitation of the delayed delivery contracts.

Indemnification

We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

General Information

Underwriters, agents or dealers and their affiliates may be customers of, engage in transactions with or perform services for First Defiance or our subsidiaries and affiliates in the ordinary course of business.

In order to facilitate an offering of securities, persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the offered securities. Such transactions, if commenced, may be discontinued at any time. If any such activities will occur, they will be described in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the legality of the securities offered hereby will be passed upon for us by the law firm of Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriter or agents by their counsel.

EXPERTS

The consolidated financial statements of First Defiance as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 and the effectiveness of our internal control over financial reporting as of December 31, 2008, included in our Annual Report on Form 10-K for the year ended December 31, 2008, have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their report thereon and incorporated therein and herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The reports, proxy statements and other information that we file with the SEC are available to the public from the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available through our Internet site at http://www.fdef.com. The information on the SEC website and on our website is not a part of this prospectus. You may also read and copy any document we file with the SEC by visiting the SEC’s Public Reference Room in Washington, D.C. The

SEC’s address in Washington, D.C. is 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents). Requests should be directed to: First Defiance Financial Corp., 601 Clinton Street, Defiance, Ohio 43512-3272, Attention: Donald P. Hileman, telephone number (419) 782-5015.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information we incorporate in this manner is considered part of this prospectus, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference into this prospectus from the date we file the document containing such information.

Except as noted below, we incorporate by reference the following documents that we have filed with the SEC and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the completion of the offering in the relevant prospectus supplement to which this prospectus relates or this offering is terminated:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009;

•	Current Report on Form 8-K filed on March 20, 2009; and

•

The description of our Common Shares set forth in the Registration Statement we filed with the SEC on Form 8-A on September 25, 1995, including any amendment or report filed with the SEC for the purpose of updating this description.

Pursuant to General Instruction B of Form 8-K, any information furnished pursuant to “Item 2.02. Results of Operations and Financial Condition” or “Item 7.01. Regulation FD Disclosure” of Form 8-K is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, and we are not incorporating by reference any information furnished pursuant to Item 2.02 or Item 7.01 (or former Item 9 or Item 12) of Form 8-K into this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of securities registered hereby.

Registration Fee — Securities and Exchange Commission	$4,464
Legal Fees and Expenses	55,000
Accounting Fees and Expenses	70,000
Printing Expenses, Postage and Miscellaneous	10,000

Total	$139,464

All of the above amounts, other than the SEC registration fee, are estimates only.

Item 15.	Indemnification of Directors and Officers.

(a)	Ohio General Corporation Law

Division (E) of Section 1701.13 of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Division (E) of Section 1701.13 provides:

(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

(a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

(3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

(4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

(a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

(b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

(c) By the shareholders;

(d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

(5) (a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

(i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

(ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

(b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

(6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

(8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

(9) As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

(b)	Articles of Incorporation of First Defiance

The Articles of Incorporation of First Defiance contains the following provisions regarding the indemnification of directors and officers:

ARTICLE VII

Indemnification

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including actions by or in the right of the Corporation, by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding to the full extent permissible under Ohio law.

ARTICLE XIII

Duties of Directors; Limitation of Liability

A director shall perform his duties as a director, including his duties as a member of any committee of the directors upon which he may serve, in good faith, in a manner he reasonably believes to be in or not opposed to the best interests of the Corporation, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director is entitled to rely on, among other things, information, opinions, reports, or statements, including financial statements and other financial data, that are prepared or presented by one or more directors, officers, or employees of the Corporation, counsel, public accountants, or other persons as to matters that the director reasonably believes are within the person’s professional or expert competence, or a committee of the directors upon which he does not serve.

A director of the Corporation shall not be personally liable for monetary damages for any action taken, or for any failure to take any action, as a director except to the extent that by law a director’s liability for monetary damages may not be limited.

(c)	Insurance

First Defiance has purchased insurance coverage under policies that insure directors and officers against certain liabilities that might be incurred by them in their capacities as directors and officers.

Item 16.	Exhibits.

The documents listed below are filed with this Registration Statement as exhibits or incorporated into this Registration Statement by reference as noted:

Exhibit Number	Description

1.1	Form of Underwriting Agreement *

3.1	Articles of Incorporation of First Defiance, as amended †

3.2	Code of Regulations of First Defiance †

3.3	Bylaws of First Defiance †

4.1	Agreement to furnish instruments and agreements defining rights of holders of long-term debt (Incorporated herein by reference to First Defiance’s Annual Report on Form 10-K for the year ended December 31, 2008 [Exhibit 4.1])

4.2	Form of Certificate of Amendment to Amended Articles of Incorporation (describing terms of Preferred Shares) *

4.3	Form of Preferred Share Certificate *

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP as to the legality of the securities to be registered †

10.1	Letter Agreement, dated December 5, 2008, including Securities Purchase Agreement — Standard Terms attached thereto as Exhibit A, between First Defiance and the United States Department of the Treasury (Incorporated herein by reference to First Defiance’s Current Report on Form 8-K filed December 8, 2008 [Exhibit 10])

12.1	Computation of Ratio of Earnings to Fixed Charges and Preferred Dividends †

23.1	Consent of Crowe Horwath LLP †

Exhibit Number	Description

23.2	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1)

24.1	Powers of Attorney †

†	Filed herewith.
*	To be filed, if necessary, subsequent to the effectiveness of this Registration Statement by an amendment to this Registration Statement or incorporated by reference to a Current Report on Form 8-K in connection with an offering of securities.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) will be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b) (7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 will be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date will be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or a prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into a registration statement or prospectus that is part this registration statement will, as to a purchaser with a time of contract for sale prior to such effective date, supersede or modify any statement that was made in a registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Defiance, State of Ohio, on October 30, 2009.

FIRST DEFIANCE FINANCIAL CORP.

By:	/s/ WILLIAM J. SMALL
Name:	William J. Small
Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 30, 2009.

Signature	Title

/S/ WILLIAM J. SMALL William J. Small	Chairman of the Board, President and Chief Executive Officer

/S/ DONALD P. HILEMAN Donald P. Hileman	Executive Vice President and Chief Financial Officer

/S/ JAMES L. ROHRS James L. Rohrs	Director, Executive Vice President

/S/ STEPHEN L. BOOMER Stephen L. Boomer	Director, Vice Chairman

/S/ JOHN L. BOOKMYER John L. Bookmyer	Director

/S/ DR. DOUGLAS A. BURGEI Dr. Douglas A. Burgei	Director

/S/ PETER A. DIEHL Peter A. Diehl	Director

/S/ BARB A. MITZEL Barb A. Mitzel	Director

/S/ DWAIN L. METZGER Dwain L. Metzger	Director

/S/ JEAN A. HUBBARD Jean A. Hubbard	Director

/S/ SAMUEL S. STRAUSBAUGH Samuel S. Strausbaugh	Director

/S/ THOMAS A. VOIGT Thomas A. Voigt	Director

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement *

3.1	Articles of Incorporation of First Defiance, as amended †

3.2	Code of Regulations of First Defiance †

3.3	Bylaws of First Defiance †

4.1	Agreement to furnish instruments and agreements defining rights of holders of long-term debt (Incorporated herein by reference to First Defiance’s Annual Report on Form 10-K for the year ended December 31, 2008 [Exhibit 4.1])

4.2	Form of Certificate of Amendment to Amended Articles of Incorporation (describing terms of Preferred Shares) *

4.3	Form of Preferred Share Certificate *

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP as to the legality of the securities to be registered †

10.1	Letter Agreement, dated December 5, 2008, including Securities Purchase Agreement — Standard Terms attached thereto as Exhibit A, between First Defiance and the United States Department of the Treasury (Incorporated herein by reference to First Defiance’s Current Report on Form 8-K filed December 8, 2008 [Exhibit 10])

12.1	Computation of Ratio of Earnings to Fixed Charges and Preferred Dividends †

23.1	Consent of Crowe Horwath LLP †

23.2	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1)

24.1	Powers of Attorney †

†	Filed herewith.
*	To be filed, if necessary, subsequent to the effectiveness of this Registration Statement by an amendment to this Registration Statement or incorporated by reference to a Current Report on Form 8-K in connection with an offering of securities.

E-1